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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-30985 and No. 333-89975 of Coinstar, Inc. on Form S-8 of our report dated February 5, 1999, (May 15, 1999, as to Notes 4, 12 and 15), (which report expresses an unqualified opinion and includes an explanatory paragraph for a change in accounting for loss per share), incorporated by reference in Item 5 included in this Quarterly Report on Form 10-Q of Coinstar, Inc. for the quarter ended September 30, 1999.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Seattle, Washington
November 11, 1999